DELOITTE

                                                      Deloitte & Touche LLP
                                                      Two World Financial Center
                                                      New York, NY  10281-1414
                                                                             USA

                                                      Tel: +1 212 436 2000
                                                      Fax: +1 212 436 5000
                                                      www.deloitte.com



January 26, 2006

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Sub-Item 77K of New Providence Investment Trust's Form N-SAR dated January 27, 2006, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP




















                                                        Member of
                                                        Deloitte Touche Tohmatsu